UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): May 29, 2007 (May 8, 2007)

                               SWISS MEDICA, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                     000-09489                 98-0355519
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)

           375 Britannia Road, East, Unit B
                 Mississauga, Ontario                               L4Z 3E2
       (Address of principal executive offices)                   (Zip Code)

        Registrant's telephone number, including area code (905) 501-0553

       __________________________________________________________________
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                           FORWARD LOOKING STATEMENTS

      This Form 8-K and other reports filed by Swiss Medica, Inc. (the "Registrant" or the "Company") from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

      Although the Registrant believes that expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward looking statements to conform these statements to actual results.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

May 10, 2007 Financing

      On May 10, 2007 (the "Closing Date"), the Company closed a financing transaction in which it sold unsecured convertible notes (the "Notes") to certain investors (each, an "Investor" and collectively, the "Investors") pursuant to a Subscription Agreement dated May 10, 2007 (the "Subscription Agreement"). The Company received aggregate gross proceeds of $600,000 on the Closing Date (the "Aggregate Purchase Price"). The net proceeds, after legal and banking fees, have been reserved in a legal restructuring bank account for secured and unsecured debt restructuring settlement payments including payments to unsecured creditors who has signed releases to write off a significant portion of their receivables from the Company.

      The Company granted the Investors the Notes in the aggregate principal amount of $672,000, each dated May 10, 2007 or 1.12 times the Aggregate Purchase Price. The Notes mature on November 10, 2007 (the "Maturity Date"). The Investors cannot convert the Notes into shares of the Company's $0.001 par value common stock (the "Common Stock"), in whole or in part, November 10, 2007 (the "Conversion Date"). If converted, the price per share shall equal seventy-five percent (75%) of the average of the closing bid prices of the Common Stock during the five (5) trading days immediately preceding the Conversion Date as reported by Bloomberg L.P. None of the Investors may, however, convert the Notes nor may the Finder exercise the Finder Warrant (as defined below) if such conversion or exercise would result in the Investor or Finder (as defined below), together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1933 and the rules promulgated thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock.

      The Company agreed to reserve for issuance not less than an amount of Common Stock equal to 150% of the amount of shares of Common Stock issuable upon the full conversion of the Notes ("Reserved Shares") within 14 days of the closing and reserve such shares until such time as all obligations under the Notes have been satisfied. The Reserved Shares have been reserved but have not actually been issued and such shares will not be issued if the Company pays all amounts it owes under, and makes such payment in accordance with the terms of, the Notes.

      Pursuant to the Subscription Agreement, the Company agreed to pay Inglewood Holdings Ltd. ("Finder") a due diligence fee in the form of (i) a cash payment of ten percent (10%) of the Aggregate Purchase Price, and (ii) a three
(3) year warrant to purchase 10,000,000 shares of Common Stock at an exercise price of $0.02 per share (the "Finder Warrant"). The Company paid Finder $60,000 in cash and issued Finder the Finder Warrant on the Closing Date upon the funding of $600,000 of the Notes. The Finder Warrant expires on May 10, 2010 and may be exercised on a "cashless" basis if the shares underlying the Finder Warrant have not been registered.

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      The securities issued in this private placement have not been registered under the Securities Act of 1933, as amended (the "Act"), and until so registered the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. The offering requires the Company, if at any time the Company proposes to register any of its securities under the Act for sale to the public, except with respect to registration statements not available for registering the registrable securities ("Registrable Securities"), to give at least fifteen (15) days' prior written notice to each Investor of such intention. Upon the written request of the holder, received by the Company within ten (10) days after the giving of such notice by the Company, to register any of the Registrable Securities not previously registered, the Company will cause such Registrable Securities to be covered by the proposed registration statement. The Subscription Agreement also requires the Company to use its best efforts to have the registration statement declared effective until the earlier of (i) all of the shares of Common Stock issuable to the Investors upon conversion of the Notes pursuant to the Notes, subject to the terms and conditions of the Subscription Agreement, or (ii) the shares of Common Stock issuable to the Investors upon conversion of the Notes shall be eligible for resale pursuant to Rule 144(k).

      The Company also entered into the First Amendment to Common Stock Purchase Warrant B, C and D dated as of March 30, 2007 in which the Company agreed to extend the expiration date of these Warrants to purchase 5,468,750 shares of Company common stock to March 31, 2010. The Company also reduced the exercise price of such warrants to $0.02 per share.

      The sale of the Notes and the issuance of the Finder Warrant are exempt from registration under federal securities laws pursuant to Section 4(2) of the Act. This announcement is not an offer to sell securities of the Company, and any opportunity to participate in the private placement was available to a very limited group of accredit investors.

      The foregoing description of this private placement does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreement; the Notes; the Finder Warrant; the Funds Escrow Agreement; and the First Amendment to Common Stock Purchase Warrants B, C, and D.

Double U Master Fund Secured Notes and Warrant

      The Company and Double U Master Fund L.P. ("Double U") are parties to Subscription Agreements dated June 20, 2005, December 29, 2005, as amended pursuant to a Modified Agreement dated June 8, 2006, and August 24, 2006 relating to aggregate investments by Double U of $560,000, $250,000, and $594,000, respectively, of principal amount of promissory notes of the Company convertible into shares of the Company's Common Stock (each, a "Double U Note" and collectively, the "Double U Notes"). On May 9, 2007, the Company and Double U entered into a Second Modification and Amendment Agreement (the "Amendment") whereby the Company restructured the terms of the Double U Notes, and Double U waived certain defaults. Pursuant to the Amendment, the annual simple interest payable on each Double U Note is twelve percent (12%) and is payable monthly commencing May 31, 2007 and on March 31, 2008 (the "Maturity Date") when the principal and remaining accrued but unpaid interest is due and payable. From May 1, 2007 to October 31, 2007, the Company must pay three percent (3%) of the outstanding principal amount due under each Double U Note at the end of each three (3) month period starting May 1, 2007. From November 1, 2007 to March 31, 2008, the Company must pay one percent (1%) of the outstanding principal amount due under each Double U Note at the end of each monthly period starting November 31, 2007.

      Pursuant to the Amendment, the Company paid to Double U $115,000 in accrued interest with proceeds from the May 10, 2007 financing described above. The Company agreed to pay $60,000 in accrued interest and $10,000 for the extension of the maturity date of the Double U Notes with proceeds from a future debt financing.

      On May 8, 2007, pursuant to the Amendment, the Company issued a three (3) year warrant to purchase up to 1,500,000 shares of Common Stock at an exercise price of $0.02 per share (the "Double U Warrant"). The Double U Warrant expires on May 9, 2010.

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      The issuance of the Double U Warrant is exempt from registration under federal securities laws pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Act"). This announcement is not an offer to sell securities of the Company.

Alpha Capital Anstalt Security

      Swiss Medica Inc. and Double U are parties to a Security Agreement in connection with the Double U Notes described above (the "Security Agreement"). On May 10, 2007, Swiss Medica Inc.and Double U entered into a Consent to Security Sharing Arrangement (the "Arrangement") whereby the parties agreed to include Alpha Capital Anstalt ("Alpha") as a party to the Security Agreement in connection with Alpha's investment in the May 10, 2007 financing described above. Pursuant to the Arrangement, Alpha was granted all the rights, privileges, and obligations as a "Lender" as that term is defined in the Security Agreement. Double U and Alpha are to share in the security interest under the Security Agreement on a pari passu basis in proportion to the principal amount of each party's notes.

      Swiss Medica Inc. did not provide any new security interest as part of this transaction and simply provided a consent to Double U to share its previously issued security interests with Alpha.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

      The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits.

Exh. 10.1   Subscription Agreement, dated as of May 10, 2007, between the
            Company and the Investors.

Exh. 10.2   First Amendment to Common Stock Purchase Warrants B, C, and D,
            between the Company and the holders of such warrants

Exh. 10.3   Form of Convertible Note, issued by the Company dated May 10, 2007

Exh. 10.4   Common Stock Purchase Warrant, issued by the Company to Inglewood
            Holdings, Ltd., dated May 10, 2007.

Exh. 10.5   Funds Escrow Agreement, dated as of May 10, 2007, between the
            Company, the Investors, and Grushko & Mittman, P.C.

Exh. 10.6   Second Modification and Amendment Agreement, dated as of May 9,
            2007, between the Company and Double U Master Fund L.P.

Exh. 10.7   Common Stock Purchase Warrant, issued by the Company to Double U
            Master Fund L.P., dated May 8, 2007.

Exh. 10.8   Consent to Security Sharing Arrangement, dated as of May 10, 2007, between the Company and Double U Master Fund L.P.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SWISS MEDICA, INC.
                                        (Registrant)


Date: May 29, 2007                      /s/ Raghu Kilambi
                                        ----------------------------------------
                                        Raghu Kilambi, Chief Executive Officer